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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 20, 2002
(Date of Report—earliest event reported)

Collateral Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24505	33-0661290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11662 El Camino Real, San Diego, California (Address of principal executive offices)	92130 (Zip Code)

Registrant's telephone number, including area code: (858) 794-3400

Item 5. Other Events.

        On March 19, 2002, we, Schering AG and a wholly owned subsidiary of Schering AG entered into an agreement and plan of merger. The merger agreement provides for Schering AG's acquisition of our company. In connection with the merger, each outstanding share of our common stock will be converted into the right to receive 0.1847 american depositary shares of Schering AG. Schering AG's ADSs are traded on the New York Stock Exchange. We urge you to read the attached merger agreement carefully in its entirety. We can not assure you that the merger will be completed.

        Concurrently with the execution and delivery of the merger agreement, holders of approximately 26.7% of the outstanding shares of our common stock entered into voting agreements with Schering AG that require those stockholders to vote in favor of the adoption of the merger agreement, against matters which could prevent or delay consummation of the merger and other matters. The form of those stockholders agreements is attached and we urge you to read that agreement carefully in its entirety.

        Immediately prior to executing the merger agreement, we and Schering AG entered into an amendment to our collaboration, license and royalty agreement providing for a prompt payment of $12.0 million by Schering AG to us in exchange for a reduction in the royalty rate that Schering AG would be obligated to pay us if it sells products developed under our collaboration agreement. The amendment to the collaboration agreement is attached and you are urged to read that amendment carefully in its entirety along with the original collaboration agreement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

2.1	Agreement and Plan of Merger, dated as of March 19, 2002 (the "Merger Agreement"), by and among Schering AG, a stock corporation organized under the laws of the Federal Republic of Germany ("Schering"), European Acquisition Company, a Delaware corporation and a wholly owned subsidiary of Schering AG, and Collateral Therapeutics, Inc., a Delaware corporation ("Collateral"). (Exhibits to the Merger Agreement have been omitted and will be supplementally provided to the SEC upon request.)
4.1	Amendment to the Rights Agreement dated March 19, 2002 between Collateral and American Stock Transfer & Trust Company.
99.1	First Amendment, dated as of March 19, 2002, to the Collaboration, License and Royalty Agreement, dated May 6, 1996, by and between Schering and Collateral.
99.2	Form of Stockholders Agreement, dated as of March 19, 2002, by and between Schering and certain stockholders of Collateral.
99.3	Schering's Press Release, dated March 20, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COLLATERAL THERAPEUTICS, INC.
Date: March 20, 2002	By:	/s/ CHRISTOPHER J. REINHARD Christopher J. Reinhard President, Chief Operating and Financial Officer

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of March 19, 2002 (the "Merger Agreement"), by and among Schering AG, a stock corporation organized under the laws of the Federal Republic of Germany ("Schering"), European Acquisition Company, a Delaware corporation and a wholly owned subsidiary of Schering AG, and Collateral Therapeutics, Inc., a Delaware corporation ("Collateral"). (Exhibits to the Merger Agreement have been omitted and will be supplementally provided to the SEC upon request.)
4.1	Amendment to the Rights Agreement dated March 19, 2002 between Collateral and American Stock Transfer & Trust Company.
99.1	First Amendment, dated as of March 19, 2002, to the Collaboration, License and Royalty Agreement, dated May 6, 1996, by and between Schering and Collateral.
99.2	Form of Stockholders Agreement, dated as of March 19, 2002, by and between Schering and certain stockholders of Collateral.
99.3	Schering's Press Release, dated March 20, 2002.

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SIGNATURES
EXHIBIT INDEX